Exhibit 99.1

LANDCADIA HOLDINGS INC. ANNOUNCES SPECIAL MEETING DATE TO APPROVE PROPOSED BUSINESS COMBINATION WITH WAITR INCORPORATED

Special meeting to be held on November 15, 2018

HOUSTON, TX, November 1, 2018 – Landcadia Holdings Inc. (Nasdaq: LCA) (the “Company”) today announced that it has scheduled the special meeting of its stockholders (the “Special Meeting”) to approve the proposed business combination (the “Business Combination”) between the Company and Waitr Incorporated (“Waitr”) for November 15, 2018. The Company also announced that it has filed its definitive proxy statement for the Special Meeting and expects to mail the proxy statement on or about November 2, 2018 to its stockholders of record as of October 16, 2018, the record date (the “Record Date”) for the Special Meeting. The closing of the Business Combination is subject to approval by Landcadia’s stockholders and the satisfaction of other customary closing conditions and is expected to close promptly after the Special Meeting.

About Landcadia Holdings, Inc.

Landcadia Holdings, Inc. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Important Information About the Business Combination and Where to Find It

In connection with the proposed Business Combination, the Company has filed a definitive proxy statement with the SEC. The Company’s stockholders and other interested persons are advised to read the definitive proxy statement and any supplements or amendments thereto and any documents incorporated by reference therein filed in connection the Business Combination, as these materials contain important information about Waitr, the Company and the Business Combination. The definitive proxy statement and other relevant materials for the Business Combination will be mailed to stockholders of the Company as of the Record Date. Stockholders may obtain copies of the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, at the SEC’s web site at www.sec.gov, or by directing a request to: Landcadia Holdings, Inc., 1510 West Loop South, Houston, Texas 77027, Attention: General Counsel, (713) 850-1010.

Participants in the Solicitation

The Company, its directors and executive officers, and Jefferies LLC may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Company’s definitive proxy statement, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Landcadia Holdings, Inc., 1510 West Loop South, Houston, Texas 77027, Attention: General Counsel, (713) 850-1010.

Waitr and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination is included in the proxy statement for the Business Combination.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s and Waitr’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s and Waitr’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s and Waitr’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement relating to the Business Combination (the “Merger Agreement”) or could otherwise cause the Business Combination to fail to close; (2) the outcome of any legal proceedings that may be instituted against the Company and Waitr following the announcement of the Merger Agreement and the transactions contemplated therein; (3) the inability to complete the Business Combination, including due to failure to obtain approval of the stockholders of the Company or other conditions to closing in the Merger Agreement; (4) the inability to obtain or maintain the listing of the shares of common stock of the post-acquisition company on The Nasdaq Stock Market following the Business Combination; (5) the risk that the announcement and consummation of the Business Combination disrupts current plans and operations; (6) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (7) costs related to the Business Combination; (8) changes in applicable laws or regulations; (9) the possibility that Waitr or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in the proxy statement relating to the Business Combination, including those under “Risk Factors” therein, and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Contacts:

Investors
WaitrIR@icrinc.com

or

Media
WaitrPR@icrinc.com